UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15169	74-2853258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway, Suite 220, Bldg. 3 Austin, Texas 78746
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:
(512) 531-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following descriptions are qualified, in their entirety, by the terms of the agreement described below.

Item 1.01. Entry Into a Material Definitive Agreement.

On May 30, 2006, Perficient, Inc. (the “Company”) entered into an Agreement and Plan of Merger by and among the Company, PFT MergeCo II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), Insolexen Corp., Inc., a Michigan corporation (“Insolexen”), HSU Investors, LLC, a Delaware limited liability company (the “Sole Stockholder”), and Hari Madamalla, Steve Haglund and Uday Yallapragada (each a “Principal” and collectively, the “Principals”), and Hari Madamalla (the “Representative”) (the “Merger Agreement”) pursuant to which Merger Sub merged with and into Insolexen (the “Merger”), with Insolexen surviving the Merger as a wholly owned subsidiary of the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The descriptions of the Merger Agreement included in this Current Report on Form 8-K are qualified, in their entirety, by the terms of the Merger Agreement.

Immediately following the Merger, the Company effected the merger of Insolexen with and into Perficient Insolexen, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

Consummation of the Merger is subject to various closing conditions, including, among others, the requisite approval by the Sole Stockholder, the effectiveness of a Non-Competition Agreement with the Sole Stockholder, and the effectiveness of Stock Restriction and Non-Compete Agreements with each Principal in connection with the Merger Agreement, as well as other customary closing conditions. The Non-Competition Agreements restrict the ability of the Sole Stockholder and each Principal, among other things, to provide competitive products or services for a period of five years in any geographic area where the Company or Insolexen provide competitive products or services.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 31, 2006, the transactions contemplated by the Merger Agreement were consummated. The total consideration paid to the stockholders of Insolexen in connection with the Merger was approximately $13.4 million, which included approximately $6.9 million in cash and approximately $6.5 million worth of the Company’s common stock as calculated on the average closing price of the Company’s common stock for the thirty trading days immediately preceding the closing date of the Merger. The total consideration paid excludes transaction costs and is subject to certain post-closing adjustments.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 2.01 of this Current Report on Form 8-K, on May 31, 2006, the Company issued 522,945 shares of the Company’s Common Stock (or approximately $6.5 million based on the average closing price of the Company’ common stock for the thirty trading days immediately preceding the closing date of the Merger) to the Sole Stockholder as part of the total consideration for the Merger. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On May 31, 2006 the Company issued a press release announcing the signing of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

No Financial Statements relating to the Acquisition are required pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information

No pro forma financial information relating to the Acquisition are required pursuant to Article 11 of Regulation S-X.

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 31, 2006, by and among Perficient, Inc., PFT MergeCo II, Inc., Insolexen, Corp., HSU Investors, LLC, Hari Madamalla, Steve Haglund and Uday Yallapragada*

99.1	Perficient, Inc. Press Release issued on May 31, 2006 regarding the acquisition of Insolexen, Corp.

*
A list of the Schedules to the Agreement and Plan of Merger is set forth on the last page of Exhibit 2.1. All Exhibits and Schedules have been omitted from the filed copy of this agreement, and the registrant will furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: June 5, 2006	By:	/s/ MICHAEL D. HILL

Name: Michael D. Hill Title: Chief Financial Officer

PERFICIENT, INC.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 31, 2006, by and among Perficient, Inc., PFT MergeCo II, Inc., Insolexen, Corp., HSU Investors, LLC, Hari Madamalla, Steve Haglund and Uday Yallapragada*

99.1	Perficient, Inc. Press Release issued on May 31, 2006 regarding the acquisition of Insolexen, Corp.

*
A list of the Schedules to the Agreement and Plan of Merger is set forth on the last page of Exhibit 2.1. All Exhibits and Schedules have been omitted from the filed copy of this agreement, and the registrant will furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.